As filed with the Securities and Exchange Commission on June 9, 2026.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Parabilis Medicines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-4505725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

30 Acorn Park Drive

Cambridge, MA 02140

(617) 945-9510

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mathai Mammen, M.D., Ph.D.

Chief Executive Officer

30 Acorn Park Drive

Cambridge, MA 02140

(617) 945-9510

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft Gregg L. Katz Alicia M. Tschirhart Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Teresa Jurgensen General Counsel Parabilis Medicines, Inc. 30 Acorn Park Drive Cambridge, MA 02140 (617) 945-9510	Brian K. Rosenzweig Alicia Zhang Charles A. Dobb Covington & Burling LLP 30 Hudson Yards New York, NY 10001 (212) 841-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-296032

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Parabilis Medicines, Inc. (the “Registrant”) by 191,666 shares, 25,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-296032), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 9, 2026, including all exhibits thereto, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page).

107	Filing Fee Table

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-296032), originally filed with the Securities and Exchange Commission on May 19, 2026 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on the 9th day of June, 2026.

PARABILIS MEDICINES, INC.

By:	/s/ Mathai Mammen
Name:	Mathai Mammen, M.D., Ph.D.
Title:	Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/Mathai Mammen	Chairman, Chief Executive Officer and President (Principal Executive Officer)	June 9, 2026
Mathai Mammen, M.D., Ph.D.

/s/Thomas Kotarakos	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 9, 2026
Thomas Kotarakos

*	Director	June 9, 2026
Alexis Borisy

*	Director	June 9, 2026
Edward Fitzgerald

*	Director	June 9, 2026
Rick Klausner, M.D.

*	Director	June 9, 2026
Alan Sebulsky

*	Director	June 9, 2026
Jake Simson, Ph.D.

*	Director	June 9, 2026
Barbara Weber, M.D.

*	Director	June 9, 2026
Krishna Yeshwant, M.D.

* By:	/s/ Mathai Mammen
Mathai Mammen
Attorney-in-Fact